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                                                                    EXHIBIT 11.1


                            MAS TECHNOLOGY LIMITED


          STATEMENT RE:  COMPUTATION OF NET INCOME PER ORDINARY SHARE

                     (in thousands, except per share data)

                                                             Three months
                                                             ended June 30
                                                            ----------------
                                                             1996      1997
                                                              NZ$       NZ$
                                                            ------    ------
Net income                                                      260     1,080
                                                            =======   =======
Ordinary shares used in share computation -
Weighted average number of ordinary shares outstanding        4,151     4,677
                                                            -------   -------
Shares used in computation                                    4,151     4,677
                                                            -------   -------
Net income per ordinary share                               NZ$0.06   NZ$0.23
                                                            =======   =======

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